BAIRD, KURTZ & DOBSON
                          Certified Public Accountants
                        City Center Square * Suite 2700
                                1100 Main Street
                          Kansas City, Missouri 64105

                            Telephone (816) 221-6300
                               Fax (816)221-6380

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



American Century World Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri 64111


     We hereby consent to being identified in the Statement of Additional Information being filed as part of this Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933 and this Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940, both on Form N-1A, as having served as independent accountants for and audited the financial statements of American Century World Mutual Funds, Inc., for all fiscal years ending prior to December 1, 1995.


                                                  /s/Baird, Kurtz & Dobson
                                                  BAIRD, KURTZ & DOBSON

Kansas City, Missouri
March 31, 1997